Exhibit 10.4

ADMINISTRATION AGREEMENT

BETWEEN

SILVER SPIKE INVESTMENT CORP.

AND

SILVER SPIKE CAPITAL, LLC

This Administration Agreement (this “Agreement”) is made this 27th day of July, 2021, by and between Silver Spike Investment Corp., a Maryland corporation (the “Company”), and Silver Spike Capital, LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Company is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms and conditions hereinafter set forth, and the Administrator desires to be retained to provide such services;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.       Duties of the Administrator.

(a)       Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described herein, subject to review by and the overall control of the Board of Directors of the Company (the “Board”), for the period and upon the terms and conditions herein set forth. The Administrator hereby accepts such employment, and agrees during the term hereof to render, or arrange for the rendering of, the services described herein, and to assume the obligations herein set forth, subject to the reimbursement of costs and expenses provided for herein. The Administrator and such others shall, for all purposes herein provided, be deemed to be independent contractors and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b)       Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, to the extent the Company so requires, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator may also, on behalf of the Company, conduct relations and negotiate agreements with custodians, trustees, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company, in each case, as it shall determine to be desirable or as reasonably requested by the Board; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell, or any other investment advisory services to the Company. The Administrator shall provide portfolio collections functions for interest income, fees and warrants, and be responsible for the financial and other records that the Company is required to maintain, and shall prepare, print and disseminate reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). The Administrator may provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance. In addition, the Administrator will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses, and the performance of administrative and professional services rendered to the Company by others.

(c)       Sub-Administrators. The Administrator is hereby authorized to enter into one or more sub-administration agreements with other administrators (each, a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the Sub-Administrator(s) to assist the Administrator in fulfilling its responsibilities hereunder, subject to the oversight of the Administrator and the Company. The Administrator, and not the Company, shall be responsible for any compensation payable to any Sub-Administrator. Any sub-administration agreement entered into by the Administrator shall be in accordance with the requirements of the Investment Company Act, if any, and other applicable federal and state law.

2.       Records.

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder, and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement, or otherwise on written request. The Administrator further agrees that all records that it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act, unless any such records are earlier surrendered, as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records, subject to observance of its confidentiality obligations under this Agreement.

3.       Confidentiality.

All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided, or thereafter becomes publicly available, other than through a breach of this Agreement, or that is required to be disclosed to any regulatory or legal authority, or legal counsel of the parties hereto, by judicial or administrative process, or otherwise by applicable law or regulation.

4.       Compensation; Allocation of Costs and Expenses.

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder (including costs and expenses incurred by the Administrator in connection with the delegation of its obligations hereunder to any Sub-Administrator), it being understood and agreed that, except as otherwise provided herein or in that certain Investment Advisory Agreement, dated as of July 27, 2021, as may be amended from time to time (the “Investment Advisory Agreement”) by and between the Company and the Administrator (the Administrator, in its capacity as adviser pursuant to the Investment Advisory Agreement, the “Adviser”), the Administrator shall be solely responsible for the compensation of its employees and all overhead expenses of the Administrator (including rent, office equipment and utilities). The Company will bear all costs and expenses that are incurred in its operation, administration and transactions, and not specifically assumed by the Adviser pursuant to the Investment Advisory Agreement. Costs and expenses to be borne by the Company include, but are not limited to, those relating to: the cost of its organization and any offerings; the cost of calculating its net asset value, including the cost of any third-party valuation services; the cost of effecting any sales and repurchases of its common stock and other securities; fees and expenses payable under any underwriting agreements, if any; debt service and other costs of borrowings or other financing arrangements; costs of hedging; expenses, including travel expenses, incurred by the Adviser, or members of the investment team, or payable to third-parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights; costs, including legal fees, associated with compliance under cannabis laws; transfer agent and custodial fees; fees and expenses associated with marketing efforts; federal and state registration fees; any stock exchange listing fees and fees payable to rating agencies; federal, state and local taxes; independent directors’ fees and expenses, including travel expenses; costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration and listing fees, and the compensation of professionals responsible for the preparation of the foregoing; the costs of any reports, proxy statements or other notices to stockholders (including printing and mailing costs), the costs of any stockholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters; commissions and other compensation payable to brokers or dealers; research and market data; fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing and staff; fees and expenses associated with independent audits, and outside legal and consulting costs; costs of winding up; costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; extraordinary expenses (such as litigation or indemnification); and costs associated with reporting and compliance obligations under the Investment Company Act and applicable federal and state securities laws. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company).

5.       Limitation of Liability of the Administrator; Indemnification.

The Administrator (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Administrator, shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of, or otherwise based upon, the performance of any of the Administrator’s duties or obligations under this Agreement, or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against, or entitle or be deemed to entitle the Indemnified Parties to, indemnification in respect of any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties, or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement.

6.       Other Activities of the Administrator.

The services of the Administrator to the Company are not exclusive, and the Administrator, and each of its affiliates, may engage in any other business or render similar or different services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Administrator and directors, officers, employees, partners, stockholders, members and managers of the Administrator and its affiliates are, or may become, similarly interested in the Company as stockholders or otherwise.

7.        Effectiveness, Duration and Termination of Agreement.

This Agreement shall become effective as of the first date above written. This Agreement shall continue in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Board, or by the Administrator. This Agreement may not be assigned by a party without the consent of the other party; provided, however, that the Administrator’s delegation of its obligations hereunder to any Sub-Administrator shall not constitute an assignment of this Agreement. The provisions of Paragraph 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

8.       Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

9.       Amendments.

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

10.       Entire Agreement; Governing Law.

This Agreement, the Investment Advisory Agreement and that certain License Agreement, dated as of July 27, 2021, as may be amended from time to time, by and between the Company and the Administrator, in its capacity as licensor, contain the entire agreement of the parties and supersede all prior agreements, understandings and arrangements with respect to the subject matter hereof and thereof. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act, if any. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of New York in the county of New York, and of the U.S. District Court for the Southern District of New York.

11. No Third-Party Beneficiary.

Other than expressly provided for in Paragraph 5 of this Agreement, this Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including, but not limited to, stockholders of the Company.

12.       Severability.

Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

13.       Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement. Either party may deliver an executed copy of this Agreement, and of any documents contemplated hereby, by facsimile or other electronic transmission to the other party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

SILVER SPIKE INVESTMENT CORP.

By:	/s/ Scott Gordon
Name: Scott Gordon
Title: Chief Executive Officer

SILVER SPIKE CAPITAL, LLC

By:	/s/ Scott Gordon
Name: Scott Gordon
Title: Chief Executive Officer

[Signature Page to Investment Advisory Agreement]